                                 STATE OF DELAWARE

                         OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SCHEID VINEYARDS INC.", FILED IN THIS OFFICE ON THE
TWENTY-THIRD OF NOVEMBER, A.D. 1998, AT 9:30 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                         /s/ EDWARD J. FREEL
                                         -----------------------------------
                                         Edward J. Freel, Secretary of State

                                         AUTHENTICATION: 9421068
                                                   DATE: 11-23-98

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                              CERTIFICATE OF AMENDMENT
                                         OF
                            CERTIFICATE OF INCORPORATION
                                         OF
                               SCHEID VINEYARDS INC.

     Scheid Vineyards Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "corporation"), does hereby certify:

     The amendment to this corporation's Certificate of Incorporation (the "Certificate") set forth below was approved and duly adopted by this corporation's Board of Directors and stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware:

     RESOLVED, that the following Article XIII to the Certificate be, and it hereby is, adopted and approved:


                                    ARTICLE XIII

     To the extent that the laws of California govern the affairs of the corporation at any time and from time to time by virtue of the application of
Section 2115 of the California General Corporation Law, the following provisions shall be applicable:

     A. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     B.1. The corporation is authorized to provide indemnification of agents, as that term is defined in Section 317 of the California General Corporation Law, for breach of duty to the corporation and its stockholders, in excess of that expressly permitted by said Section 317, under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, to the fullest extent such indemnification may be authorized hereby, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law. In the event that any indemnification obligation provided for in any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, whether currently in effect or hereafter adopted, exceeds the limits on excess indemnification set forth in Section 204 of the California General Corporation Law, such indemnification obligation shall be construed, and shall be deemed to be limited and modified, to the extent, but only to the extent, necessary to prevent such indemnification obligation from exceeding such limits on excess indemnification.

     2. The corporation is further authorized to provide insurance for agents as set forth in Section 317 of the California General Corporation Law, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317.

     3. Any repeal or modification of the foregoing provisions of this Paragraph B of this Article XIII by the stockholders of this corporation shall not adversely affect any right or protection of an agent of the corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, Scheid Vineyards Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer this 5th day of November 1998.

                                       SCHEID VINEYARDS INC.


                                       By: /s/ Alfred G. Scheid
                                           ------------------------------
                                            Alfred G. Scheid,
                                            Chairman of the Board and
                                            Chief Executive Officer

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